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                                                                       Exhibit 1


              AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

                  In accordance with Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of an Amended and Restated Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of InSight Health Services Corp., and further agree that this Agreement shall be included as an Exhibit to such joint filing.

                  The undersigned further agree that each party hereto is responsible for timely filing of such Amended and Restated Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other parties, unless such party knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.
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                  In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 10th. day of December, 2001.

                      J.W. CHILDS EQUITY PARTNERS II, L.P.
                      By: J.W. Childs Advisors II, L.P., its general partner
                      By: J.W. Childs Associates, L.P., its general partner
                      By: J.W. Childs Associates, Inc., its general partner


                      By: /s/ Edward D. Yun
                          ----------------------------------------
                      Name:   Edward D. Yun
                      Title:  Vice President

                      JWC-INSIGHT CO-INVEST LLC
                      By: J.W. Childs Associates, Inc., its managing member


                      By: /s/ Edward D. Yun
                          ----------------------------------------
                      Name:   Edward D. Yun
                      Title:  Vice President

                      HALIFAX CAPITAL PARTNERS, L.P.
                      By: Halifax Genpar, L.P.
                      By: The Halifax Group, L.L.C.

                      By: /s/ David W. Dupree
                          ----------------------------------------
                      Name:   David W. Dupree
                      Title:  Vice President

                      INSIGHT HEALTH SERVICES HOLDINGS CORP.

                      By: /s/ Edward D. Yun
                          ----------------------------------------
                      Name:   Edward D. Yun
                      Title:  President